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                                                                   EXHIBIT 10.29

                         AMERICAN REPROGRAPHICS COMPANY
                                 2005 STOCK PLAN

                       STOCK APPRECIATION RIGHT AGREEMENT

      Pursuant to your Stock Appreciation Right Grant Notice ("GRANT NOTICE") and this Stock Appreciation Right Agreement (the "SAR AGREEMENT"), American Reprographics Company (the "COMPANY") has granted you a stock appreciation right ("SAR") under its 2005 Stock Plan (the "PLAN") with respect to the number of shares of the Company's Common Stock indicated in your Grant Notice at the grant value ("GRANT VALUE") indicated in your Grant Notice. Defined terms not explicitly defined in this SAR Agreement but defined in the Plan shall have the same definitions as in the Plan.

      1. VESTING. Subject to the limitations contained herein, your SAR will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

      2. NUMBER OF SHARES AND GRANT VALUE. The Grant Value of each share of Common Stock subject to your SAR will be not less than one hundred percent (100%) of the Fair Market Value of such share of Common Stock on the Date of Grant. The number of shares of Common Stock subject to your SAR and the Grant Value per share may be adjusted from time to time for Capitalization Adjustments.

      3. WHOLE SHARES. You may exercise your SAR only for whole shares of Common Stock.

      4. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your SAR unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act. The exercise of your SAR also must comply with other applicable laws and regulations governing your SAR, and you may not exercise your SAR if the Company determines that such exercise would not be in material compliance with such laws and regulations.

      5. TERM. You may not exercise your SAR before the commencement of its term or after its term expires. The term of your SAR commences on the Date of Grant and expires upon the earliest of the following:

            (a) three (3) months after the termination of your Continuous Service for any reason, provided that if during any part of such three (3) month period you may not exercise your SAR solely because of the condition set forth in the preceding paragraph relating to "Securities Law Compliance," your SAR shall not expire until the earlier of the Expiration Date indicated in your Grant Notice or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

            (b)   the Expiration Date indicated in your Grant Notice; or

            (c)   the day before the tenth (10th) anniversary of the Date of
Grant.
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      6.    EXERCISE.

            (a) You may exercise the vested portion of your SAR during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

            (b) By exercising your SAR you agree that, as a condition to any exercise of your SAR, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your SAR, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

            (c) By exercising your SAR you agree that the Company (or a representative of the underwriter(s)) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to your shares of Common Stock until the end of such period.

      7. VALUE OF SAR. Upon exercise of your SAR, you will be entitled to receive from the Company an amount equal to the Appreciation in the shares of Common Stock covered by the SAR that are exercised. For this purpose, "APPRECIATION" means the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of the shares of Common Stock covered by the SAR that are exercised, over (ii) the aggregate Grant Value for such shares.

      8. PAYMENT. The Company shall satisfy its obligation to pay amounts owed upon exercise of this SAR in shares of Common Stock. Payment of such amounts shall commence as soon as administratively practicable after the date of exercise of such SAR.

      9. TRANSFERABILITY. Your SAR is not transferable, except (i) by will or by the laws of descent and distribution, and (ii) with the prior written approval of the Company, by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the SAR is to be passed to beneficiaries upon the death of the trustor (settlor).

      10. SAR NOT A SERVICE CONTRACT. Your SAR is not an employment or service contract, and nothing in your SAR shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the

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Company or an Affiliate to continue your employment. In addition, nothing in your SAR shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

      11.   WITHHOLDING OBLIGATIONS.

            (a) At the time your SAR is exercised, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision as instructed by the Company, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your SAR.

            (b) The Company may, in its sole discretion, and in compliance with any applicable legal conditions or restrictions, withhold from the amounts otherwise payable to you upon the exercise of your SAR an amount not exceeding the minimum amount of tax required to be withheld by law.

      12. NOTICES. Any notices provided for in your SAR or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

      13. GOVERNING PLAN DOCUMENT. Your SAR is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your SAR, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your SAR and those of the Plan, the provisions of the Plan shall control.

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